EXHIBIT 10.6


                         AMENDMENT AGREEMENT NUMBER SIX
                         TO LOAN AND SECURITY AGREEMENT



     THIS AMENDMENT AGREEMENT NUMBER SIX TO LOAN AND SECURITY AGREEMENT (this "Amendment"), dated as of August 30, 2002, is entered into between and among, on the one hand U.S. BANK NATIONAL ASSOCIATION, as a lender and as the arranger and administrative agent ("Agent") for the lenders that become members of the Lender Group pursuant to the terms of the Agreement (as that term is defined below) (such lenders, together with their respective successors and assigns, are referred to hereinafter each individually as a "Lender" and collectively as the "Lenders"), and, on the other hand, 3D SYSTEMS CORPORATION, a Delaware corporation ("Parent"), and each of Parent's Subsidiaries identified on the signature pages hereof (such Subsidiaries, together with Parent, are referred to hereinafter each individually as a "Borrower," and individually and collectively, jointly and severally, as the "Borrowers") and amends that certain Loan and Security Agreement, dated as of May 21, 2001, between and among Agent and Borrowers, as amended by that certain Amendment Agreement Number One to Loan and Security Agreement, dated July 26, 2001, that certain Amendment Agreement Number Two to Loan and Security Agreement, dated August 16, 2001, that certain letter agreement, dated August 30, 2001, that certain Amendment Agreement Number Three to Loan and Security Agreement, dated October 1, 2001, that certain Amendment Agreement Number Four to Loan and Security Agreement, dated as of November 1, 2001, and that certain Amendment Agreement Number Five to Loan and Security Agreement, dated as of December 20, 2001 (as amended, the "Agreement"). All terms which are defined in the Agreement shall have the same definition when used herein unless a different definition is ascribed to such term under this Amendment, in which case, the definition contained herein shall govern. This Amendment is entered into in light of the following facts:

                                    RECITALS

     WHEREAS, Borrowers have requested that Lenders agree (i) to include in the Borrowing Base the accounts of Foreign Subsidiaries which satisfy criteria for eligibility as may be established by Lenders, (ii) to the sale by 3D Systems, Inc., from time to time of certain Accounts in an aggregate amount not to exceed $5,000,000 with the proceeds being used to reduce the outstanding Advances,
(iii) to the inclusion of Subordinated Debt in the calculation of Tangible Net Worth, and (iv) to extend the deadline for Borrowers to complete certain unsatisfied conditions subsequent contained in the Agreement.

     WHEREAS, Lenders have agreed to Borrowers' requests on the condition that Borrowers agree to a change in the definition of "Required Lenders," that the Foreign Subsidiaries whose accounts are to be considered for the Borrowing Base become "Borrowers" under the Agreement and to the other terms and conditions contained in this Amendment.

     WHEREAS, Borrowers have agreed to a change in the definition of "Required Lenders," to the requirement that the Foreign Subsidiaries whose accounts are to be considered for the Borrowing Base become "Borrowers" under the Agreement and to the other terms and the conditions required by Lenders.


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     NOW, THEREFORE, the parties agree as follows:

     1. AMENDMENTS.

          1.1 The definitions of "MAXIMUM REVOLVER AMOUNT" and "REQUIRED LENDERS" and "TANGIBLE NET WORTH" contained in SECTION 1.1 of the Agreement are deleted in their entirety and are replaced with new definitions of "MAXIMUM REVOLVER AMOUNT" and "REQUIRED LENDERS" and "TANGIBLE NET WORTH" as follows:

          "MAXIMUM REVOLVER AMOUNT" means $13,500,000.

          "REQUIRED LENDERS" means, at any time, (i) if there are only two Lenders, then both Lenders, and (ii) if there are more than two Lenders, Lenders whose Pro Rata Shares aggregate 66-2/3% of the Total Commitments, or if the Commitments have been terminated irrevocably, 66-2/3% of the Obligations then outstanding.

          "TANGIBLE NET WORTH" means, as of any date of determination, the result of (a) the sum of (i) the total stockholder's equity of Parent and its Subsidiaries, and (ii) the aggregate amount of the outstanding Subordinated Debt, MINUS (b) the sum of (i) all Intangible Assets of Parent and its Subsidiaries, and (ii) all amounts due to Parent and its Subsidiaries from Affiliates, PROVIDED that the affect of any cumulative foreign currency translation adjustments shall be excluded from Tangible Net Worth.

          1.2 Subpart (i) of the definition of COLLATERAL is deleted in its entirety and is replaced with a new subpart (i) as follows:

          (i) the lesser of (i) 65% of the shares of each class of Stock of each direct or indirect Subsidiary (whether present or future) of Borrowers; provided, however, that if a Foreign Subsidiary becomes a Borrower, then the foregoing percentage shall be immediately increased to 100%, or (ii) all of the shares of each class of Stock of each such Subsidiary, in each case owned as of the Closing Date or thereafter acquired by Borrowers or any direct or indirect Subsidiary of Borrowers,

          1.3 The definitions of "ADDITIONAL COLLATERAL" and "FOREIGN SUBSIDIARY GUARANTIES" are deleted in their entirety.

          1.4 New definitions of "ELIGIBLE FOREIGN SUBSIDIARY," "ELIGIBLE FOREIGN SUBSIDIARY Account," "FOREIGN SUBSIDIARY ACCOUNT" and "MANAGEMENT BODY" are added to the Agreement as follows:

          "ELIGIBLE FOREIGN SUBSIDIARY" means a Foreign Subsidiary (i) that is formed under the laws of, and maintains its principal place of


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          business, registered office or chief executive office in, the United
          Kingdom, Germany or France, (ii) that has executed and delivered to Agent documentation required by Lender in order for such Foreign Subsidiary to become a Borrower under the Agreement and other Loan Documents, (iii) that has executed and delivered to Agent security agreements, fixed charges, floating charges and any other agreements or documents necessary to create and perfect Agent's Lien on the Foreign Subsidiary's present and future assets, including without limitation, the Foreign Subsidiary Accounts and inventory to secure the Obligations as a Borrower, and any other documents necessary to perfect Agent's Lien on present and future assets of such Foreign Subsidiary, including without limitation, its Foreign Subsidiary Accounts and inventory, (iv) the Secretary of which, or a member of the Board of Directors or Management Body of which, has executed and delivered to Agent certificates attesting to the resolutions of such Foreign Subsidiary's Board of Directors or Management Body authorizing its execution, delivery, and performance of loan documents and security documents in favor of Agent on behalf of the Lender Group and authorizing specific officers, directors or members of its Management Body of such Foreign Subsidiary to execute the same, and (v) that has delivered to Agent an opinion of legal counsel acceptable to Agent for such Foreign Subsidiary which contains, without limitation, opinions as to the validity and enforceability of the loan documents and related security documents, and the perfection and priority of Agent's Lien on the Foreign Subsidiary's present and future assets, including, without limitation, its Foreign Subsidiary Accounts and inventory.

          "ELIGIBLE FOREIGN SUBSIDIARY ACCOUNT" means a Foreign Subsidiary Account (i) created by one of the Eligible Foreign Subsidiaries in the ordinary course of its business and the corresponding Account Debtor's principal place of business, registered office or chief executive office is located in a country that is a member of the European Union,
          (ii) that arises out of such Foreign Subsidiary's sale of goods or rendition of services, (iii) that complies with each of the representations and warranties respecting Eligible Accounts made by Borrowers under the Loan Documents, and (iv) that is not excluded as eligible by virtue of one or more of the ineligibility criteria set forth in clauses (a) through (q) contained in the definition of Eligible Accounts (without regard to the ineligibility criterion contained in clause (g) of the definition of Eligible Account).

          "FOREIGN SUBSIDIARY ACCOUNTS" means all of a Foreign Subsidiary's now owned or hereafter acquired right, title, and interest with


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          respect to "accounts" (as that term is defined in the Code), and any and all supporting obligations in respect thereof.

          "MANAGEMENT BODY" means any governing or management body of a Foreign Subsidiary that has the authority to bind such Foreign Subsidiary.

          1.5 SECTION 2.1(A) of the Agreement is deleted in its entirety and is replaced with a new SECTION 2.1(A) as follows:

          (a) Subject to the terms and conditions of this Agreement, (i) from and after the closing of the Tender Offer through August 31, 2002, each Lender with a Revolver Commitment shall make advances (collectively, the "Advances") to Borrowers of its Pro Rata Share of the amount required to finance Borrowers' financial obligations arising in connection with the consummation of the Tender Offer, the Merger, and the other transactions contemplated by the Merger Agreement and the Merger, as well as any other use of proceeds permitted under SECTION 7.17; provided, however, that the aggregate outstanding amount of all such Advances shall not exceed the lesser of
          (1) the Maximum Revolver Commitment, and (2) the amount that would be calculated as the Borrowing Base (as defined below) if the accounts of the Foreign Subsidiaries were deemed assets of Borrowers and (ii) commencing on September 1, 2002 and at all times thereafter during the first 3 years of the term of this Agreement, each Lender with a Revolver Commitment agrees (severally, not jointly or jointly and severally) to make additional Advances to Borrowers in an amount at any one time outstanding not to exceed such Lender's Pro Rata Share of an amount equal to THE LESSER OF (i) the Maximum Revolver Amount LESS the amount of the outstanding Advances, LESS the Letter of Credit Usage and LESS the Foreign Exchange Reserve, or (ii) the Borrowing Base LESS the amount of the outstanding Advances, less the Letter of Credit Usage and LESS the Foreign Exchange Reserve. For purposes of this Agreement, "BORROWING BASE," as of any date of determination, shall mean the result of:

               (x) 80% of the amount of Eligible Foreign Accounts and Eligible Domestic Accounts, plus 60% of the amount of Eligible Foreign Subsidiary Accounts, PLUS

               (Y)  THE LOWEST OF

                    (i)  $6,750,000,

                    (ii) 50% of the value of Eligible Inventory, and


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                    (iii) 100% of the amount of credit availability created by
                         CLAUSE (X) above, MINUS

               (z) the aggregate amount of reserves, if any, established by Agent under SECTION 2.1(B).

          1.6 The second sentence of SECTION 2.5 of the Agreement is deleted in its entirety and is replaced with a new second sentence as follows:

          The preceding sentence shall not apply to that portion of the Overadvances, if any, that arises between the Closing Date and September 1, 2002, which would be eliminated if the accounts of the Foreign Subsidiaries arising from the sale of goods or rendition of services were deemed to be Accounts of the Borrowers.

          1.7 SECTION 3.2(B) of the Agreement is deleted in its entirety and is replaced with the following:

          (b) on or before October 1, 2002, deliver to Agent the duly executed Control Agreements, and each such Control Agreement shall be in full force and effect; PROVIDED, HOWEVER, that no Control Agreements shall be required with respect to the following accounts so long as total funds in each account does not exceed at any time the amount indicated in parentheses after such account: (i) Account Number 1465-3-01690 at Bank of America, Woodland Hills, California ($25,000); (ii) Account Number 89189018 at Bank of America, Hong Kong ($25,000); (iii) Account Number 606-8019524 at Wells Fargo Bank, Denver, Colorado ($50,000);
          (iv) Account number 800-922-7 at Royal Bank of Canada, Chelston Park, Collymore Rock, St. Michael ($25,000); and (v) Account Number 21105003738322 at Bank of America, San Francisco, California ($25,000; provided that if this account has not been closed by December 1, 2002, a Control Agreement must be in place with respect to such account by such date).

          1.8 SECTION 3.2(F) of the Agreement is deleted in its entirety and is replaced with the following:

          (f) on or before October 1, 2002, deliver to Agent such Collateral Access Agreements from lessors, warehousemen, bailees, and other third persons as Agent may require in its Permitted Discretion.

          1.9 SECTION 3.2(H) of the Agreement is deleted in its entirety and is replaced with the following:

          (h) on or before October 1, 2002, all information and opinions reasonably required by Agent's United Kingdom counsel in order


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          to issue an opinion reasonably satisfactory to Agent shall have been delivered by Borrowers to Agent's United Kingdom counsel.

          1.10 SECTION 4.9 of the Agreement is deleted in its entirety and is replaced with a new SECTION 4.9 as follows:

          4.9 [INTENTIONALLY OMITTED].

          1.11 Subsection (a)(iv) of SECTION 7.20 of the Agreement is deleted in its entirety and is replaced with a new SECTION 7.20 (A)(IV) as follows:

          (IV) [INTENTIONALLY OMITTED].

          1.12 SECTION 8.14 of the Agreement is deleted in its entirety and is replaced with a new SECTION 8.14 as follows:

          If on August 31, 2002, the Borrowers are not in compliance with the Borrowing Base or have Overadvances and such non-compliance or Overadvances are not cured by September 1, 2002; or

          1.13 SECTION 9.2 of the Agreement is deleted in its entirety and is replaced with a new SECTION 9.2 as follows:

          9.2 [INTENTIONALLY OMITTED].

     2. PERMITTED SALE OF ACCOUNTS. Notwithstanding the provisions of Sections
4.1 and 7.4 of the Agreement to the contrary, Borrowers have requested that the Required Lenders agree to a sale by Borrowers of certain Accounts, free and clear of any Agent Liens (the "PROPOSED SALE OF ACCOUNTS"). The Required Lenders consent to the request of Borrowers subject to the following terms and conditions:

          2.1 Borrowers shall only be permitted to sell Accounts that are not Eligible Accounts. The amount (based upon the gross invoice amount) of uncollected Accounts sold by Borrowers shall not exceed, at any one time, $5,000,000.

          2.2 Not less than 5 Business Days prior to the date the Proposed Sale of Accounts is to be completed, Borrower shall have delivered to Agent a copy of the proposed purchase agreement pursuant to which the Proposed Sale of Accounts is to be consummated (the "PURCHASE AGREEMENT"). Borrowers shall not complete the Proposed Sale of Accounts if the terms and conditions of the Purchase Agreement are not approved by Agent prior to the date the Proposed Sale of Accounts is to be completed.

          2.3 Not less than 3 Business Days prior to the date the Proposed Sale of Accounts is to be completed, Borrower shall have delivered to Agent the following:

               2.3.1 A schedule listing all of the Accounts to be sold (the "Sale Accounts"), which schedule shall include the identity of each Account Debtor, the amount of


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each invoice corresponding to the Accounts being sold, a copy of each invoice and an explanation why such Accounts are not Eligible Accounts.

               2.3.2 An assignment of sale proceeds executed by Borrowers and the purchaser of the Accounts being sold pursuant to the Proposed Sale of Accounts, which shall contain terms and conditions satisfactory to Agent, in its sole discretion, including, without limitation, an assignment in favor of Agent on behalf of the Lender Group of all proceeds payable to Borrowers under the Purchase Agreement (the "Sale Proceeds"), free and clear of any rights of offset that might exist in favor of such purchaser, and an acknowledgement from such purchaser that it shall not purchase any Accounts, other than the Sale Accounts, without the prior written consent of Agent, on behalf of the Required Lenders.

          2.4 On the date Sale Accounts are sold pursuant to a corresponding Purchase Agreement, Agent shall receive a wire transfer of all Sale Proceeds. The Sale Proceeds shall be applied as follows:

               2.4.1 First, to any costs, fees and expenses, if any, due and owing pursuant to Section 2.6(a) of the Agreement as the result of the prepayment of a LIBOR Rate Loan.

               2.4.2 Second, to the outstanding Obligations arising under
Section 2.1 of the Agreement.

     3. EFFECTIVE DATE OF THIS AMENDMENT, COUNTERPARTS. This Amendment shall be deemed effective as of the date first hereinabove written and shall have no retroactive effect whatsoever. Except as specifically amended herein, the Agreement shall remain in full force and effect without any other changes, amendments or modifications. This Amendment may be executed in multiple counterparts, all of which shall be considered one and the same.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.


                                       3D SYSTEMS CORPORATION,
                                       a Delaware corporation as Administrative
                                       Borrower and as a Borrower


                                       By: /S/ E. JAMES SELZER
                                          -------------------------------------
                                       Title:  CFO
                                             ----------------------------------



                                       3D SYSTEMS, INC.,
                                       a California corporation as a Borrower


                                       By: /S/ E. JAMES SELZER
                                          -------------------------------------
                                       Title:  CFO
                                             ----------------------------------


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                                       3D CAPITAL CORPORATION,
                                       a California corporation, as a Borrower


                                       By: /S/ E. JAMES SELZER
                                          -------------------------------------
                                       Title:  CFO
                                             ----------------------------------



                                       U.S. BANK NATIONAL ASSOCIATION,
                                       as Agent and as a Lender


                                       By:  /S/ FRANCIS S. LIM
                                          -------------------------------------
                                              Francis S. Lim, Vice President



                                       UNITED CALIFORNIA BANK,
                                       as a Lender


                                       By:  /S/ DAVID G. KRONEN
                                          -------------------------------------
                                       Title:  VICE PRESIDENT
                                             ----------------------------------


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                            REAFFIRMATION OF GUARANTY


        The undersigned has executed a Continuing Guaranty ("Guaranty") in favor of Lenders respecting the obligations of Borrowers owing to Lenders. The undersigned acknowledges the terms of the above Amendment and reaffirms and agrees that the Guaranty remains in full force and effect; nothing in such Continuing Guaranty obligates Lenders to notify the undersigned of any changes in the financial accommodations made available to Borrowers or to seek reaffirmations of the Guaranty; and no requirement to so notify the undersigned or to seek reaffirmations in the future shall be implied by the execution of this reaffirmation.


                                       3D HOLDINGS, LLC,
                                       a Delaware limited liability company


                                       By: /S/ E. JAMES SELZER
                                          -------------------------------------
                                       Title:  CFO
                                             ----------------------------------



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